Exhibit 15.1

May 2, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the item 16.F – “Change in Registrant’s Certifying Accountant” of the annual report on Form 20-F for the year ended December 31, 2021 of Sendas Distribuidora S.A. We agree with the statements contained therein in relation to Ernst & Young Auditores Independentes S.S. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ ERNST & YOUNG

Auditores Independentes S.S.